EXHIBIT 99.4

                          NOTICE OF GUARANTEED DELIVERY

                           TITANIUM METALS CORPORATION

                                Offer to Exchange

         4,024,820 Shares of 6 3/4% Series A Convertible Preferred Stock
                         of Titanium Metals Corporation
                           for all of the outstanding
          6 5/8% Convertible Preferred Securities, Beneficial Unsecured
                             Convertible Securities
                      (including the associated guarantee)
                            of TIMET Capital Trust I

     This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Exchange Offer (as defined below) (i) if certificates ("Certificates") evidencing 6?% Convertible Preferred Securities, Beneficial Unsecured Convertible Securities (the "BUCS") of TIMET Capital Trust I are not immediately available, (ii) if Certificates and all other required documents cannot be delivered to American Stock Transfer and Trust Company, as Exchange Agent (the "Exchange Agent"), prior to the expiration of the Exchange Offer or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram or facsimile transmission to the Exchange Agent. See "Description of the Exchange Offer--Procedures for Tendering" of the Prospectus (as defined below).

                      The Exchange Agent for the Offer is:

                    AMERICAN STOCK TRANSFER AND TRUST COMPANY

  By Mail, Hand or Overnight Delivery:         By Facsimile Transmission:        For Confirmation Only Telephone:
American Stock Transfer and Trust Company   For Eligible Institutions Only:               (800) 937-5449
             59 Maiden Lane                          (718) 234-5001                       (718) 921-8200
           New York, NY 10038

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     Certificates representing BUCS must be received by the Exchange Agent within three New York Stock Exchange trading days after the date of the execution of this Notice of Guaranteed Delivery.

     This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

     The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and Certificates to the Exchange Agent within the time period set forth above. The failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

     Upon the terms and subject to the conditions set forth in the prospectus, dated ___________, 2004 (the "Prospectus"), and the related letter of transmittal, the receipt of which is hereby acknowledged, I hereby tender to you the aggregate principal amount of BUCS set forth below pursuant to the guaranteed delivery procedure set forth in "Description of the Exchange Offer--Guaranteed Delivery Procedures" in the Prospectus.

                   PLEASE TYPE OR PRINT, EXCEPT FOR SIGNATURES

Names(s) of Record Holders:                      Number of BUCS Tendered:

-------------------------------------------      ---------------------------------------
-------------------------------------------

Street Address:                                  Certificate Nos.  (If Available):

                                                 ---------------------------------------
-------------------------------------------      ---------------------------------------


-------------------------------------------       Check this box if BUCS will be delivered
                                                  by book-entry transfer and provide the
City, State and Zip Code:                         following information:

-------------------------------------------       Name of Eligible Institution:

                                                  --------------------------------------

Signature(s) of Holder(s):

                                                  Account No.:
-------------------------------------------

-------------------------------------------
                                                  Transation Code Number:

Dated:  ___________________________, 2004         -------------------------------------


This Notice of Guaranteed Delivery must be signed by the holder(s) exactly as name(s) appear(s) on certificates for the BUCS or, if tendered by a participant in The Depository Trust Company, exactly as the participant's name appears on the security position listing as the owner of the BUCS, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with the Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such persons must provide the following information:

PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s) of Holders:
                     -----------------------------------------------------------
Capacity:
                     -----------------------------------------------------------
Street Address:
                     -----------------------------------------------------------
City, State and Zip Code:
                     -----------------------------------------------------------

NOTE: DO NOT SEND CERTIFICATES WITH THIS FORM. CERTIFICATES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL. GUARANTEE (Not to be used for signature guarantee)

                                   GUARANTEE
                    (Not to be used for signature guarantee)

     The undersigned, a participant in the Securities Transfer Agents Medallion Program or an "eligible guarantor institution," as such term is defined in Rule 17 Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees to deliver to the Exchange Agent either certificates representing the BUCS tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such BUCS into the Exchange Agent's account at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an agent's message (as described in the Prospectus under "Description of the Exchange Offer--Book-Entry Transfer"), and any other documents required by the Letter of Transmittal, all within three New York Stock Exchange trading days after the date hereof.

-------------------------------------------                  -------------------------------------------
Name of Firm                                                 Title

-------------------------------------------                  -------------------------------------------
Authorized Signature                                         Address

Name:  ______________________________________                ___________________________________________
            Please type or print                             Area Code and Telephone Number

Dated:  _____________________________, 2004

                   DO NOT SEND CERTIFICATES WITH THIS NOTICE.
          CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.


                                       3